SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2002

NETSOL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-22773	95-4627685

(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 220, Calabasas, CA	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818/222-9195

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

NetSol International, Inc. (“NetSol”) will conduct its annual meeting of shareholders on January 25, 2002 as previously indicated in its Definitive Proxy filed with the Securities and Exchange Commission on December 14, 2001. However, due to a problem with the proxy solicitor a small number of proxies were not mailed until the 18th of January. Therefore to maintain continuity for all shareholders and afford them proper time as prescribed by Nevada law, votes may be cast at the meeting, but the meeting will be adjourned and the polls will remain open and shareholders can vote by proxy until, February 8, 2002 at which time the meeting will be reconvened and the votes counted officially. Until the final tally of the votes on February 8, 2002, the current Board of Directors shall remain in office and none of the resolutions will be deemed passed until final proxies have been submitted and counted.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 24, 2002	NETSOL INTERNATIONAL, INC.

/s/ Naeem Ghauri

By: Naeem Ghauri Its: Chief Executive Officer